Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED: August 14, 2026

HIVEMIND CAPITAL PARTNERS, LLC

By:	/s/ Yechuan Zhang
Name:	Yechuan Zhang
Title:	Authorized Signatory

HIVEMIND VALIDATION QOZ GP LLC

By:	/s/ Yechuan Zhang
Name:	Yechuan Zhang
Title:	Authorized Signatory

HIVEMIND VALIDATION MASTER FUND LP

By:	Hivemind Validation QOZ GP LLC, its general partner

By:	/s/ Yechuan Zhang
Name:	Yechuan Zhang
Title:	Authorized Signatory

By:	/s/ Yechuan Zhang
Name:	Yechuan Zhang